FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 4, 2004

Commission file number 1-1097

OKLAHOMA GAS AND ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oklahoma	73-0382390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

321 North Harvey

P. O. Box 321

Oklahoma City, Oklahoma  73101-0321

(Address of principal executive offices)

(Zip Code)

405-553-3000

(Registrant’s telephone number, including area code)

Item 5.  Other Events

On August 4, 2004, Oklahoma Gas and Electric Company, an Oklahoma corporation (the “Company”) entered into an Underwriting Agreement and filed on August 5, 2004 with the Securities and Exchange Commission a prospectus supplement relating to $140,000,000 in aggregate principal amount of its 6.50% Senior Notes, Series due August 1, 2034 (the “Senior Notes”).  The offering of the Senior Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration on Form S-3 (File No. 333-104615).

Attached as Exhibit 1.01 is the Underwriting Agreement dated August 4, 2004 among the Company and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, on behalf of themselves and the other underwriters named therein relating to the sale of the Senior Notes.

Attached as Exhibit 4.02 is the Supplemental Indenture No. 6 dated as of August 1, 2004 between the Company and UMB Bank, N.A., as trustee, creating the Senior Notes.

Attached as Exhibit 5.01 is an Opinion of Counsel as to the legality of the Senior Notes.

Attached as Exhibit 12.01 is the calculation of the ratio of earnings to fixed charges.

Item 7. (c) Exhibits

Exhibit Number	Description

1.01

Underwriting Agreement, dated August 4, 2004 between Oklahoma Gas and Electric Company and J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, on behalf of themselves and the other underwriters named therein relating to $140,000,000 of 6.50% Senior Notes, Series due August 1, 2034 (the “Senior Notes”).

4.02	Supplemental Indenture No. 6 dated as of August 1, 2004 between Oklahoma Gas and Electric Company and UMB Bank, N.A., as trustee, creating the Senior Notes.

5.01	Opinion of Counsel as to legality of the Senior Notes.

12.01	Calculation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By	/s/	Donald R. Rowlett
Donald R. Rowlett
Vice President and Controller

(On behalf of the registrant and in his capacity as Vice President and Chief Accounting Officer)

August 6, 2004